UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2016

Threshold Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32979 (Commission File Number)	94-3409596 (I.R.S. Employer Identification No.)

170 Harbor Way, Suite 300 South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

Registrant’s telephone number, including area code: (650) 474-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 29, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Threshold Pharmaceuticals, Inc. (“Threshold” or the “Company”) committed to implementing a workforce reduction constituting approximately a quarter of the Company’s workforce. The Company notified employees affected by the workforce reduction on September 29, 2016. All affected employees will be eligible to receive, among other things, specified severance payments based on the applicable employee’s level and years of service with the Company (except to the extent that the affected employee is a party to a pre-existing severance agreement with Threshold), and will be eligible for an up to 2-year extension of the post-termination exercise period for their outstanding vested stock options. The Company expects to complete the workforce reduction by October 7, 2016.

The Company is undertaking the workforce reduction to reduce its expenses and preserve capital while focusing the Company’s efforts on studies of evofosfamide in combination with immune checkpoint antibodies in ongoing collaboration with The University of Texas MD Anderson Cancer Center, continuing discussions with Japanese regulatory authorities regarding potential registration pathways for evofosfamide in Japan for the treatment of pancreatic cancer, and pursuing IND-enabling studies of TH-3424 in collaboration with Ascenta Pharmaceuticals, Ltd.

As a result of the workforce reduction, the Company estimates that it will record in the fourth quarter of 2016, a one-time severance-related charge totaling approximately $0.9 million, which includes a non-cash charge of approximately $300,000 related to the extension of the post-termination exercise period for the outstanding vested stock options for the affected employees. The severance-related charge that the Company expects to incur in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2016, Stewart Kroll, the Company’s Chief Operating Officer, who is a “named executive officer” as defined under the federal securities laws, was notified that his position would be eliminated as part of the workforce reduction, effective September 30, 2016. Mr. Kroll will depart in good standing with Threshold. Under the Company’s severance agreements with Mr. Kroll, Mr. Kroll is entitled to severance benefits in the form of twelve months of his base salary as in effect as of the September 30, 2016 termination date. Mr. Kroll is also eligible for an up to 2-year extension of the post-termination exercise period for his outstanding vested stock options, which benefit was provided to all employees affected by the workforce reduction reported under Item 2.05 hereof.

Item 8.01	Other Events.

 On September 29, 2016, the Company announced that its Phase 2 proof-of-concept trial evaluating tarloxotinib bromide for the treatment of patients with mutant EGFR-positive, T790M-negative advanced non-small cell lung cancer(NSCLC) progressing on an EGFR tyrosine kinase inhibitor (TH-CR-601) did not achieve its primary interim response rate endpoint. While the Company’s other Phase 2 proof-of-concept trial evaluating tarloxotinib bromide for the treatment of patients with recurrent or metastatic squamous cell carcinomas of the skin met its primary interim response rate endpoint, the other two arms of the study, evaluating tarloxotinib bromide for the treatment of patients with recurrent or metastatic squamous cell carcinomas of the head and neck did not achieve their primary interim response rate endpoint, and the overall results from the two trials didn't meet the activity thresholds required to justify further development investment by the Company. Both clinical trials utilized a Simon two-stage design to ensure adequate efficacy as measured by tumor response to support continued enrollment. Tumor response was evaluated at baseline and every eight weeks using the Response Evaluation Criteria in Solid Tumors (RECIST). In the first stage of the TH-CR-601 trial, a response rate greater than or equal to 4 out of 19 patients was the threshold for expansion and continuation of the trial. . Per protocol, response is defined as tumor shrinkage (a partial or complete response). Although 7 of 21 assessed patients achieved stable disease, no patients achieved a confirmed partial response. In the first stage of the SCCS arm of the TH-CR-602 trial, a confirmed partial response was observed in 1 of 7 patients. According to the study design, the response rate was sufficient to expand the trial to evaluate additional patients. However, of the 22 SCCHN patients who were assessed, although 8 achieved stable disease, none achieved a confirmed partial response.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the therapeutic potential of evofosfamide and TH-3424; Threshold’s plans to focus its resources on evofosfamide and TH-3424; anticipated development activities related to evofosfamide and TH-3424, and the anticipated timing thereof; Threshold’s plans to continue to pursue discussions regarding potential registration pathways for evofosfamide in Japan, and the potential for evofosfamide to be approved for marketing in Japan; and Threshold’s estimates of the total and non-cash charges it expects to occur in connection with the reduction in employees, and the anticipated timing thereof. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the difficulty and uncertainty of pharmaceutical product development, including the risks that the design of, or data collected from, the planned Phase I clinical trial of evofosfamide with immune checkpoint inhibitors may be inadequate to demonstrate safety or sufficient efficacy, or otherwise may be insufficient to support any further development of evofosfamide, and that Threshold’s toxicology studies of TH-3424 may not demonstrate sufficient safety to support an investigational new drug application and to further the development of TH-3424 into the clinic; the uncertain and time-consuming regulatory approval process, including the risk that data from the completed MAESTRO clinical trial will not be sufficient to support the approval of evofosfamide for the treatment of patients with pancreatic cancer in Japan; Threshold's need for and the availability of resources to develop evofosfamide and TH-3424 and to support Threshold's operations, including the risks that Threshold’s currently-available resources may be insufficient to further current development plans for evofosfamide and TH-3424 and that Threshold will otherwise need to raise substantial additional capital in order to advance the clinical development of evofosfamide and TH-3424; the risks that Threshold could determine to abandon the development of evofosfamide and TH-3424 as a result of inadequate resources, negative or inconclusive clinical trial or toxicology study results, the failure to obtain regulatory approval of evofosfamide in Japan, or otherwise; and risks related to Threshold’s ability to implement the reduction in employees as currently anticipated, the impact of such reduction on Threshold’s business and unanticipated charges not currently contemplated that may occur as a result of such reduction. The Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 1, 2016, contains under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated September 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: September 29, 2016	By:	/s/ Joel A. Fernandes
	Name:	Joel A. Fernandes
	Title:	Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated September 29, 2016